                                                                     Exhibit 4.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SPEEDCOM WIRELESS CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         SPEEDCOM WIRELESS CORPORATION


                                PROMISSORY NOTE
                                ---------------


U.S. $250,000                                                 New York, New York
                                                                   June 11, 2001


          FOR VALUE RECEIVED, the undersigned, Speedcom Wireless Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of SDS
                           -------
Merchant Fund, L.P. or any future permitted holder of this promissory note (the "Payee"), at the principal office of the Payee set forth herein, or at such
 -----
other place as the holder may designate in writing to the Company, the principal sum of up to TWO HUNDRED FIFTY THOUSAND DOLLARS (U.S. $250,000), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note").
                                                                       ----
Concurrently with the issuance of this Note, the Company is issuing separate notes (the "Other Notes") to separate investors pursuant to the Purchase
            -----------
Agreement (as defined in Section 3(d) hereof).

          1.   Principal and Interest Payments.
               -------------------------------

               (a) The Company shall repay in full the entire principal balance then outstanding under this Note on the first to occur (the "Maturity Date") of:
                                                             -------------
(i) April 17, 2002; or (ii) the acceleration of the obligations as contemplated by this Note. The Company may prepay all or any part of this Note, together with the Other Notes, in whole or in part at any time, without penalty or premium, as set forth in Section 5(d) hereof.

               (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of ten percent (10%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable by the Company (i) on a quarterly basis, commencing on September 11, 2001 and on each three-month anniversary thereafter, continuing throughout the term of this Note, and (ii) in full on the Maturity Date. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of fourteen percent (14%) per annum.

               (c) At the Maturity Date, the outstanding principal amount of this Note plus all accrued and unpaid interest herein shall be due and payable in cash or, at the option of the Payee, converted into equity securities which may be issued in connection with a possible private placement by the Company of its equity securities to certain institutional investors completed at or prior to the Maturity Date (the "Proposed Financing"). Upon the conversion of this
                           ------------------
Note, the outstanding principal amount of this Note, together with accrued interest hereon, shall be deemed to be the consideration for the Payee's interest in the new equity securities on the Maturity Date.

               (d) The Company shall use its best efforts to prepare and file with the Securities and Exchange Commission as soon as possible following the closing of the Proposed Financing, but in any event no later than sixty (60) days from the date hereof (the "Filing Date"), a registration statement covering
                                -----------
shares of the Company's common stock underlying the equity securities (the "Registration Statement"). If the Registration Statement is not filed on or
 ----------------------
prior to the Filing Date, the Company shall pay as liquidated damages for such failure and not as a penalty to the Payee an amount equal to two percent (2%) of the purchase price paid by the Payee for this Note for each thirty (30) day period in which the registration statement is not filed on or prior to the Filing Date (the "Periodic Amount"). The parties agree that the Periodic Amount
                  ---------------
represents a reasonable estimate on the part of the parties, as of the date of this Note, of the amount of damages that may be incurred by the Payee if the Registration Statement is not filed on or prior to the Filing Date.

          2.   Payment on Non-Business Days.  Whenever any payment to be made
               ----------------------------
shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

          3.   Events of Default.  The occurrence of any of the following events
               -----------------
shall be an "Event of Default" under this Note:
             ----------------

               (a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or

               (b) the Company shall fail to make any payment of interest for a period of three (3) business days after the date such interest shall become due and payable hereunder; or

               (c) the Proposed Financing shall fail to have been consummated by April 17, 2002; or

               (d) the Company shall fail to make the payment of any fees and/or liquidated damages under this Note or the Note and Warrant Purchase Agreement by and among the Company, the Payee, and the other purchasers party thereto, dated as of the date hereof (the "Purchase Agreement") which failure is
                                           ------------------
not remedied within five (5) business days after the occurrence thereof; or

               (e) the Company shall default in the performance or observance of any covenant, condition or agreement contained in any of the Transaction Documents (as defined in the Purchase Agreement, the "Transaction Documents")
                                                      ---------------------
(or the Company makes an announcement, statement or threat that it does not intend to honor its obligations under any of the Transaction Documents) and such default is not fully cured within five (5) business days (other than with respect to an announcement, statement or threat) after the occurrence thereof in the case of failure within the Company's control or thirty (30) business days in the case of a default due to circumstances outside of the Company's control, after the earlier of (x) the date on which any executive officer of the Company shall have obtained actual knowledge of such failure (or such announcement, statement or threat) and (y) the date on which written notice thereof has been given to the Company by the Payee which is not covered by any other provisions of this Section 3(e); or

               (f) any representation, warranty or certification made by the Company herein or in any of the other Transaction Documents or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

               (g) the Company or any of its Subsidiaries (as defined the Purchase Agreement, the "Subsidiaries") shall (i) default in any payment of any
                         ------------
amount or amounts of principal of or interest on any Indebtedness (as defined in the Purchase Agreement, the "Indebtedness") (other than the Indebtedness
                             ------------
hereunder) the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such default entitles the holder thereof to declare such indebtedness to be due and payable, and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

               (h) A judgment or order for the payment of money shall be rendered against the Company or any Subsidiary in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of thirty (30) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) an "Event of Default" has occurred and is continuing under any Other Notes issued to any other holders pursuant to the Purchase Agreement; or

               (j) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

               (k) a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

          4.   Remedies Upon An Event of Default.  If an Event of Default shall
               ---------------------------------
have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence
                                   --------  -------
of an Event of Default described in (i) Sections 3(j) and (k), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 3(a) through (i), the Payee may demand the prepayment of this Note pursuant to
Section 5 hereof; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or any of the other Transaction Documents or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

          5.   Prepayment Options.
               ------------------

               (a)  Prepayment.  Notwithstanding anything to the contrary
                    ----------
contained herein, the Payee shall have the right, at such Payee's option, to require the Company to prepay all or a portion of the sum of the outstanding principal amount and any interest accrued and outstanding under this Note (the "Prepayment Price"), provided, that such prepayment is requested upon the
 ----------------    --------
occurrence of a Major Transaction (as defined in Section 5(e) below) or a Triggering Event (as defined in Section 5(e) below). Nothing in this Section 5(a) shall limit the Payee's rights under Section 4 hereof. The Company shall immediately notify the holders of the Other Notes if the Payee has requested prepayment pursuant to this Section 5.

               (b)  Mechanics of Prepayment at Option of Payee.  At least thirty
                    ------------------------------------------
(30) days prior to the occurrence of a Major Transaction and within one (1) day after the occurrence of a Major Transaction or a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of a Prepayment Event") to the Payee and the holders of the Other
  ----------------------------
Notes. At any time on or after the earlier of the Payee's receipt of a Notice of a Prepayment Event and the Payee becoming aware of a Major Transaction or a Triggering Event, the Payee may require the Company to prepay all or a portion of the outstanding principal amount and any interest accrued and outstanding under this Note by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Payee") to the Company, which Notice
          ---------------------------------------
of Prepayment at Option of Payee shall indicate the amount of principal and interest accrued and outstanding under this Note that the Payee is electing to have prepaid, the sum of which shall be the Prepayment Price.

               (c)  Payment of Prepayment Price.  Upon the Company's receipt of
                    ---------------------------
a Notice of Prepayment at Option of Payee from the Payee, the Company shall immediately notify the Payee by facsimile of the Company's receipt of a Notice of Prepayment at Option of Payee and the Payee which has sent such a notice shall, in the case of a Major Transaction, deliver to the Company this Note which Payee has elected to have prepaid on or before the consummation or closing of such Major Transaction and, in the case of a Triggering Event, promptly submit to the Company this Note which Payee has elected to have prepaid. The Company shall pay the Prepayment Price to Payee, in the case of a Major Transaction, at or prior to the closing of the Major Transaction, and, in the case of a Triggering Event, within five (5) business days after the Company's receipt of a Notice of Prepayment at Option of Payee; provided that this Note
                                                      --------
shall have been so delivered to the Company. If the Company shall fail to prepay all of the Prepayment Price (other than pursuant to a dispute as to the arithmetic calculation of the

Prepayment Price), in addition to any remedy the Payee may have under this Note and the Purchase Agreement, the Prepayment Price payable in respect of such unprepaid Notes shall bear interest at the rate of two percent (2.0%) per each period of thirty (30) consecutive days, pro rated for any period of less than thirty (30) days until paid in full. Until the Company pays such unpaid Prepayment Price in full to the Payee, the Payee shall have the option (the "Void Optional Prepayment Option") to, in lieu of prepayment, require the
 -------------------------------
Company to promptly return to the Payee this Note that was submitted for prepayment by Payee under this Section 5(c) and for which the Prepayment Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Prepayment Notice"). Upon the Company's receipt of
                -------------------------------
such Void Optional Prepayment Notice(s) and prior to payment of the full Prepayment Price to Payee, (i) the Notice(s) of Prepayment at Option of Payee shall be null and void with respect to this Note submitted for prepayment and for which the Prepayment Price has not been paid and (ii) the Company shall immediately return this Note submitted to the Company by the Payee for prepayment under this Section 5(c) and for which the Prepayment Price has not been paid. A Payee's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice.

               (d)  Company's Prepayment Option.  The Company may prepay, at the
                    ---------------------------
option of its Board of Directors, all or any portion of the outstanding principal amount of this Note and the accrued and unpaid interest thereon upon five (5) business days prior written notice to the Payee (the "Company
                                                               -------
Prepayment Notice") at a cash price equal to sum of the outstanding principal
-----------------
amount and any interest accrued and outstanding (the "Company Prepayment
                                                      ------------------
Price"). The Company may not deliver a Company Prepayment Notice to the Payee
-----
unless the Company has clear and good funds for a minimum of the amount it intends to prepay in a bank account controlled by the Company. The Company Prepayment Notice shall state the date of prepayment (the "Company Prepayment
                                                           ------------------
Date"), the Company Prepayment Price, the amount of the Note of such Payee to be
----
prepaid, the amount of accrued and unpaid interest through the Company Prepayment Date and shall call upon the Payee to surrender to the Company on the Company Prepayment Date at the place designated in the Company Prepayment Notice such Payee's Note. The Company Prepayment Date shall be no more than five (5) trading days after the date on which the Payee is notified of the Company's intent to prepay the Note (the "Company Prepayment Notice Date"). If the Company
                                ------------------------------
fails to pay the Company Prepayment Price by the sixth (6/th/) trading day following the Company Prepayment Notice Date, the prepayment will be declared null and void and the Company shall lose its right to deliver a Company Prepayment Notice to the Payee in the future. On or after the Company Prepayment Date, the Payee shall surrender the Notes called for prepayment to the Company at the place designated in the Company Prepayment Notice and shall thereupon be entitled to receive payment of the Company Prepayment Price.

               (e)  For purposes of this Note, (1) "Major Transaction" means the
                                                    -----------------
consummation of any of the following transactions: (i) the consolidation, merger or other business combination of the Company with or into a person or entity (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which holders of the Company's or any of its Subsidiaries voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); (ii) the sale or transfer of all or substantially all of the Company's or any of its Subsidiaries' assets; or (iii) the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of the Company's common stock; provided, however, that during the six months
                            --------  -------
following the date of issuance of this Note a Strategic Merger shall not be deemed a Major Transaction, (2) "Strategic Merger" means a merger with another
                                 ----------------
entity in the same industry as the Company, in which the Company is the surviving entity and its Common Stock remains publicly traded subsequent to the merger and an investment of at least $7,000,000 has been made in the Company's Common Stock or convertible preferred stock; and (3) "Triggering Event" means
                                                      ----------------
(i) any representation or warranty made by the Company in the Purchase Agreement or any of the Transaction Documents shall prove to have been false or incorrect in a material respect at the time when made; or (ii) the Company has breached a material covenant or other term or condition of the Purchase Agreement or any related agreement delivered therewith; or (iv) the Company has entered into a Subsequent Financing (as defined in Section 3.10 of the Purchase Agreement).

          6.   Other Notes.  This Note is one of the Notes referred to in the
               -----------
Purchase Agreement. Any and all payments or prepayments of this Note by the Company shall be made on a pro rata basis with the Other Notes. The Company shall promptly notify the holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

          7.   Replacement.  Upon receipt of a duly executed, notarized and
               -----------
unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

          8.   Parties in Interest, Transferability.  This Note shall be binding
               ------------------------------------
upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 17 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

          9.   Amendments.  This Note may not be modified or amended in any
               ----------
manner except in writing executed by the Company and the Payee.

          10.  Notices.  Any notice, demand, request, waiver or other
               -------
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a Major Transaction or a Triggering Event, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty
(20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

     Address of the Payee:    SDS Merchant Fund, L.P.
                              c/o SDS Capital Partners
                              One Sound Shore Drive
                              Greenwich, CT 06830
                              Attention: Steve Derby
                              Telecopier: (203) 629-0345

     Address of the Company:  Speedcom Wireless Corporation
                              1748 Independence Boulevard, D-4
                              Sarasota, Florida 34243
                              Attention:  Jay Wright, Chief Financial Officer
                              Telecopier: (941) 358-6208

          11.  Governing Law. This Note shall be governed by and construed in
               -------------
accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

          12.  Headings.  Article and section headings in this Note are included
               --------
herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

          13.  Remedies, Characterizations, Other Obligations, Breaches and
               ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Note shall be cumulative and
-----------------
in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

          14.  Failure or Indulgence Not Waiver.  No failure or delay on the
               --------------------------------
part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          15.  Enforcement Expenses.  The Company agrees to pay all costs and
               --------------------
expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

          16.  Binding Effect.  The obligations of the Company and the Payee set
               --------------
forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

          17.  Compliance with Securities Laws.  The Payee of this Note
               -------------------------------
acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SPEEDCOM WIRELESS CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

          18.  Severability.  The provisions of this Note are severable, and if
               ------------
any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

          19.  Consent to Jurisdiction.  Each of the Company and the Payee (i)
               -----------------------
hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 19 shall affect or limit any right to serve process in any other manner permitted by law.

          20.  Company Waivers.  Except as otherwise specifically provided
               ---------------
herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

               (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

               (b)  THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS
NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.



                                             SPEEDCOM WIRELESS CORPORATION



                                             By:________________________________
                                                Name:
                                                Title:

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